UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

March 29, 2018

Date of report (date of earliest event reported)

CONSUMER CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54998	26-2517432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136-82 39th Avenue, 4th Floor

Unit B

Flushing, New York 11354

(Address of principal executive offices and zip code)

(646)346-3735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.02 Termination of a Material Definitive Agreement

On March 29, 2018, America Arki Network Service Beijing Co., Ltd (“Arki Network”), a variable interest entity of Consumer Capital Group, Inc. (the “Company”), terminated the Equity Transfer Agreement with Beijing Shenzhou Rongtong Investment Management Co. Ltd. (“Shenzhou Rongtong”), a company organized under the law of People’s Republic of China, and all the shareholders of Shenzhou Rongtong. The Equity Transfer Agreement was terminated by a Termination Agreement dated March 29, 2018 between Arki Network and Shenzhou Rongtong. According to the Termination Agreement, the shareholders of Shenzhou Rongtong shall return to the Company 4,175,417 shares of common stock of the Company, and the Company shall return all of Shenzhou Rongtong’s issued and outstanding equity securities to the shareholders of Shenzhou Rongtong.

The foregoing descriptions of the Termination Agreement, are qualified in their entirety by reference to the provisions of the Termination Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which are incorporated by reference herein.

For additional information regarding the Equity Transfer Agreement with Shenzhou Rongtong, please refer to the Company’s Current Report on Form 8-K reporting information under Item 1.01 and 3.02, filed with U.S. Securities and Exchange Commission (the “Commission”) on November 17, 2017, which disclosure is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	English Translation of Termination Agreement, dated March 29, 2018

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 30, 2018	Consumer Capital Group, Inc.

	By:	/s/ Jianmin Gao
	Name:	Jianmin Gao
	Its:	Chief Executive Officer

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